EXHIBIT 99.1

American CareSource Reports 87% Growth in First Quarter Urgent Care Revenue

ATLANTA, May 10, 2016 (GLOBE NEWSWIRE) -- American CareSource Holdings, Inc. (NASDAQ:GNOW), an urgent and primary care company operating under the tradenames GoNow Doctors and Medac, today announced financial results for the quarter ended March 31, 2016.

Urgent and primary care segment revenue was $5.0 million for the first quarter, an increase of 87% from $2.67 million for the first quarter of 2015. The Company’s operating loss decreased by 51% to $1.6 million for the three months ended March 31, 2016 from $3.2 million for the three months ended March 31, 2015. Center-level, adjusted EBITDA was $326,000, an increase of $776,000 from $(450,000) for the first quarter of 2015. A reconciliation of all non-GAAP financial measures can be found at the end of this release.

The Company’s first quarter revenue growth was driven by operational improvements implemented by the Company’s new executive management team and by the full-quarter inclusion of the results of Medac Health Services, PA.  The Company purchased substantially all the assets of Medac in December 2015.  The executive management changes made in the first quarter were as follows:

  On January 8, 2016, Adam S. Winger, the Company’s VP of Acquisitions and General Counsel, was appointed to serve as President and Chief Executive Officer.

  Also on January 8, 2016, James A. Honn, the Company’s Chief Information Officer, was appointed to the additional position of Chief Operating Officer.

  On March 4, 2016, Robert Frye, the Company’s Controller and Principal Accounting Officer, was appointed to the additional position of Interim Chief Financial Officer.

“We are pleased to report a successful first quarter of 2016,” said Adam Winger, President and Chief Executive Officer of GoNow. “In addition to producing positive center-level EBITDA, we continue to implement measures to improve our revenue cycle and reduce expenses.”  Among the measures taken in the first quarter, the Company executed a reduction in force, closed an underperforming facility, and moved and subleased its corporate office space.  Furthermore, on April 1, GoNow exited the Virginia market by selling its two clinics located in Gainesville and Fair Lakes, Virginia. “Although we expect the full impact of these efforts to be reflected in our second quarter financial results, we are proud to report significant revenue growth while achieving a 46% reduction in quarterly, year-over-year corporate overhead,” said Mr. Winger.

GoNow also entered into a strategic development arrangement with Birmingham-based commercial real estate firm, Harbert Realty Services.  Under the arrangement, Harbert may build and develop up to 10 new GoNow Doctors facilities throughout Alabama, Georgia, North Carolina and Florida over the next 12 months. If we move forward with the arrangement, Harbert will pay all costs to acquire the land and construct the facilities according to our plans and specifications in exchange for GoNow’s entry into a long-term lease.

“We are excited about our progress, and we believe the pathway is now clear for significant year-over-year growth in our urgent and primary care business.”

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.gonowdoctors.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

About American CareSource Holdings, Inc.

American CareSource Holdings, Inc. owns and manages a chain of 11 urgent and primary care centers operating under the tradenames Medac and GoNow Doctors and owns an ancillary services network that provides ancillary healthcare services through its nationwide provider network.  GoNow's stock currently trades on the NASDAQ Capital Market under the ticker "GNOW."

Forward-Looking Statements

This press release contains "forward-looking statements," including statements related to our 2016 outlook and expectations related to cost savings. Forward-looking statements may be identified by their use of terms such as "anticipate", "believe", "anticipate", "confident", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "target", "will" and other similar terms. These statements are subject to significant risks and uncertainties, actual results and future events could differ materially from those projected, and we caution stockholders not to place undue reliance on the forward-looking statements contained in this press release. Risks and uncertainties exist related to the Company and its business due to a number of factors, including the statements under "Risk Factors" contained in our periodic reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We intend these forward-looking statements to speak only as of the date of this press release and undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in our expectations, except as required by law.

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the quarters ended March 31, 2016 and 2015
(amounts in thousands, except per share data)

	Three Months Ended March 31,
	(Unaudited)	(Unaudited)
	2016	2015
Net revenues:
Urgent and primary care	$4,412	$2,672
Service agreement	594	-
Total net revenues	5,006	2,672
Operating expenses:
Salaries, wages, contract medical professional fees and related expenses	4,006	3,072
Facility expenses	525	362
Medical supplies	210	224
Other operating expenses	1,603	2,052
Depreciation and amortization	222	166
Total operating expenses	6,566	5,876
Operating (loss)	(1,560)	(3,204)

Interest expense:
Interest expense	107	83
Deferred loan fees amortization, net of loss on warrant liability	470	369
Total other expense and interest expense	577	452
(Loss) from continuing operations before taxes	(2,137)	(3,656)
Income tax expense	6	6
Net (loss) from continuing operations	(2,143)	(3,662)

Income/(loss) from discontinued operations	299	(15)
Net (loss)	(1,844)	(3,677)
Net (loss) attributable to non-controlling interests	(135)	-
Net (loss) attributable to American CareSource Holdings, Inc.	$(1,709)	$(3,677)
Basic net (loss) per common share, continuing operations	$(0.11)	$(0.54)
Diluted net (loss) per common share, continuing operations	$(0.11)	$(0.55)
Basic net income per common share, discontinued operations	$0.02	$0.00
Diluted net income per common share, discontinued operations	$0.02	$0.00
Basic weighted-average common shares outstanding	16,603	6,772
Diluted weighted-average common shares outstanding	16,603	6,852

AMERICAN CARESOURCE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2016 and 2015
(amounts in thousands, except per share data)

	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)

ASSETS
Current assets:
Cash and cash equivalents	$1,050	$2,629
Accounts receivable, net	1,775	1,498
Prepaid expenses and other current assets	428	391
Assets held for sale	2,166	2,644
Total current assets	5,419	7,162

Property and equipment, net	4,928	4,859

Other assets:
Deferred loan fees, net	684	1,154
Other non-current assets	118	104
Intangible assets, net	1,828	1,885
Goodwill	5,921	5,921
Total other assets	8,551	9,064
Total assets	$18,898	$21,085

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Lines of credit	$11,800	$11,100
Accounts payable	1,477	1,609
Accrued liabilities	1,330	1,907
Current portion of promissory notes and notes payable	184	210
Capital lease obligations, current portion	138	134
Liabilities held for sale	5,127	5,435
Total current liabilities	20,056	20,395

Long-term liabilities:
Promissory notes and notes payable	522	522
Capital lease obligations	1,595	1,630
Other long-term liabilities	345	344
Total long term liabilities	2,462	2,496
Total liabilities	22,518	22,891

Stockholders' (deficit):
Preferred stock, $0.01 par value; 9,999 shares authorized	-	-
Series A convertible preferred stock; .87 shares authorized; .75 shares issued and outstanding in March 31, 2016 and December 31, 2015	664	664
Common stock, $0.01 par value; 40,000 shares authorized; 16,608 and 16,597 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	166	165
Additional paid-in capital	32,565	32,535
Accumulated (deficit)	(36,879)	(35,170)
Stockholders' (deficit) of American CareSource Holdings, Inc.	(3,484)	(1,806)
Equity of Non-controlling interest	(135)	-
Total stockholders' (deficit)	(3,620)	(1,806)

Total liabilities and stockholders' (deficit)	$18,898	$21,085

AMERICAN CARESOURCE HOLDINGS, INC.
EBITDA RECONCILIATION TO GAAP
March 31, 2016 and 2015
(amounts in thousands, except per share data)

	March 31, 2016			March 31, 2015
	(Unaudited)			(Unaudited)			Change
	Urgent and Primary Care	Shared Services	Total	Urgent and Primary Care	Shared Services	Total	$	%
Net revenues	$5,006	$-	$5,006	$2,672	$-	$2,672	$2,334	87%
Operating expenses:
Ancillary network provider payments	-	-	3,256	-	-	4,331	(1,075)	-25%
Ancillary network administrative fees	-	-	324	-	-	330	(6)	-2%
Ancillary network other operating costs	-	-	816	-	-	972	(156)	-16%
Salaries, wages, contract medical professional fees and related expenses	3,537	469	4,006	2,170	902	3,072	934	30%
Facility expenses	441	84	525	252	110	362	163	45%
Medical supplies	210	-	210	224	-	224	(14)	-6%
Other operating expenses	756	847	1,603	476	1,576	2,052	(449)	-22%
Depreciation and amortization	194	28	222	149	17	291	(69)	-24%
Total operating expenses	$5,138	$1,428	$6,566	$3,271	$2,605	$5,876	$690	12%

Operating (loss), from continuing operations	$(132)	$(1,428)	$(1,560)	$(599)	$(2,605)	$(3,204)	$1,644	-51%
Adjustments to EBITDA:
Depreciation and amortization	194	28	222	149	17	166	56
Virginia clinics operating (loss)	142	-	142	-	-	-	142
MedHelp operating (loss)	35	-	35	-	-	-	35
Reduction in force	87	29	116	-	-	-	116
Total adjustments to EBITDA	458	57	515	149	17	166	349	210%

EBITDA from continuing operations	$326	$(1,371)	$(1,045)	$(450)	$(2,588)	$(3,038)	$1,993	-66%

Contact: Adam Winger, awinger@americancaresource.com